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                                                                   Exhibit 23.6

              [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference to our firm under the captions "Cometra Acquisition," "Business -- Oil and Gas Reserves" and "Experts" in this Registration Statement on Form S-3 and the related Prospectuses of Lomak Petroleum, Inc.


                                          NETHERLAND, SEWELL & ASSOCIATES, INC.

                                          /s/ FREDERIC D. SEWELL
                                              ---------------------------------
                                              Frederic D. Sewell
                                              President

Dallas, Texas
January 22, 1997